UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2021, Golden Matrix Group, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the sale by the Company in a registered direct offering (the “Offering”) of an aggregate of 496,429 shares of common stock of the Company (the “Shares”), together with warrants to purchase 496,429 shares of common stock (the “Warrants”), at $7.00 per combined Share and Warrant, for aggregate gross proceeds of approximately $3.475 million, before deducting the placement agent fees and related offering expenses. The Offering is expected to close on October 27, 2021, subject to the satisfaction of customary closing conditions.

We currently intend to use the net proceeds from the offering, if any, for general corporate purposes and working capital. We may also use all or a portion of the net proceeds from the offering to fund possible investments in, or acquisitions of, complementary businesses or assets, but we currently have no agreements or commitments with respect to any investment or acquisition.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties. Under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s common stock or common stock equivalents for a period of 60 days from the closing of the Offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans and for strategic acquisitions (subject to certain customary requirements). Additionally, each of the officers and directors of the Company pursuant to lock-up agreements (the “Lock-Up Agreements”) agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 60-day period following the closing of the Offering.

EF Hutton, division of Benchmark Investments, LLC agreed to act as placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Offering. The Company entered into a Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will receive an aggregate cash fee of 6% of the gross proceeds of the Offering, a non-accountable expense reimbursement of 1% of the gross proceeds in the Offering, the reimbursement of certain of the Placement Agent’s expenses not to exceed $60,000, and the reimbursement of certain other expenses, in the event the Offering closes.

The Shares, Warrants and shares of common stock issuable upon exercise of the Warrants, are registered under the Securities Act of 1933, as amended, on the Company’s effective shelf registration statement on Form S-3 (File No. 333-260044), filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2021, which was declared effective by the Commission on October 15, 2021, and the base prospectus contained therein (the “Registration Statement”), and a prospectus supplement forming a part of the effective Registration Statement, dated October 25, 2021, which was filed with the Commission on October 27, 2021. The prospectus supplement relating to the Offering is available on the SEC’s web site at http://www.sec.gov.

The Warrants sold in the Offering will have a term of three years, and an exercise price of $8.63 per share (subject to customary adjustments for stock splits, dividends and recapitalizations), the closing sales price of the Company’s common stock on October 22, 2021, the last trading day prior to the date that the Purchase Agreement was entered into. The Warrants will provide that they may be exercised on a ‘cashless exercise’ basis if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and in no event shall such beneficial ownership exceed 9.99% and such 61 day period cannot be waived.

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The Warrants will also include anti-dilution rights, which will provide that if at any time the Warrants are outstanding, we issue (or announce any offer, sale, grant or any option to purchase or other disposition) or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) any common stock or common stock equivalents for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants will be automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities.

If we fail for any reason to deliver shares of common stock upon the valid exercise of the Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the seventh trading day after such liquidated damages begin to accrue) for each trading day that such shares are not delivered. The Warrants will also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrant.

The foregoing descriptions of the Purchase Agreement, the Placement Agency Agreement, the Warrants and the lock-up agreements, are not complete and are qualified in their entireties by reference to the full text of the form of Purchase Agreement, Placement Agency Agreement, form of Common Stock Purchase Warrants and the form of Lock Up Agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of The McGeary Law Firm, P.C., relating to the validity of the issuance of the Shares, Warrants and the shares of common stock issuable upon exercise of the Warrants, is attached as Exhibit 5.1 hereto is incorporated herein and into the Registration Statement and prospectus supplement filed in connection with the Offering by reference.

Item 7.01. Regulation FD Disclosure.

On October 25, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the press release attached to this Form 8‑K as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing or document.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on April 30, 2021 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, and the prospectus supplement we filed with the SEC on October 27, 2021, relating to the Offering, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1*	Form of Common Stock Purchase Warrant (October 2021 Placement Agent Offering)
5.1*	Opinion of The McGeary Law Firm, P.C.
10.1*+	Placement Agency Agreement, dated October 25, 2021, by and between Golden Matrix Group, Inc. and EF Hutton, division of Benchmark Investments, LLC
10.2*	Form of Securities Purchase Agreement, dated October 25, 2021, by and between Golden Matrix Group, Inc. and the investors party thereto
10.3*	Form of Lock-Up Agreement
23.1*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)
99.1**	Press Release of Golden Matrix Group, Inc. dated October 25, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

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SIGNATURES

Pursuant

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: October 27, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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